                                                                    Exhibit 20.1


                                                                          Page 1
Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                         Statement to Certificateholders
                                  March 15 2000

       DISTRIBUTION IN DOLLARS
             ORIGINAL              PRIOR                                                                             CURRENT
              FACE                PRINCIPAL                                                 REALIZED   DEFERRED     PRINCIPAL
CLASS         VALUE                BALANCE         PRINCIPAL      INTEREST         TOTAL      LOSES    INTEREST      BALANCE
A1         357,735,172.00       128,418,594.31   4,977,942.66     633,620.91   5,611,563.57   0.00       0.00      123,440,651.65
A2          40,000,000.00        14,359,068.31     556,606.46      70,674.54     627,281.00   0.00       0.00       13,802,461.85
R                    0.00                 0.00           0.00     529,975.43     529,975.43   0.00       0.00                0.00
TOTALS     397,735,172.00       142,777,662.62  5,534,549.120   1,234,270.88   6,768,820.00   0.00       0.00      137,243,113.50

SI           8,117,044.50        23,619,307.35           0.00     176,007.67  -2,820,683.48   0.00       0.00       26,615,998.50

    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                        PASS-THROUGH RATES
              PRIOR                                                                     CURRENT                         CURRENT
             PRINCIPAL                                                                 PRINCIPAL         CLASS         PASS THRU
CLASS         FACTOR              PRINCIPAL         INTEREST           TOTAL            FACTOR                           RATE
A1          358.97670780         13.91516141        1.77120104       15.68636245      345.06154639        A1           6.125000 %
A2          358.97670775         13.91516150        1.76686350       15.68202500      345.06154625        A2           6.110000 %
TOTALS      358.97670780         13.91516142        3.10324801       17.01840943      345.06154638

SI        2,909.84081090           .00000000       21.68371382     -347.50129558    3,279.02582030        SI            .000000 %

IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
Matthew Duncan
The Chase Manhattan Bank - Structured Finance Services
450 West 33rd Street, 14th Floor,
New York, New York 10001
Tel: (212) 946-8651
Fax: 212) 946-8302
Email: Matthew.Duncan@Chase.com
                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                                                                          Page 2
Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                  March 15 2000

Sec. 4.01(i)         Principal Collections recieved during the Collection Period                        5,647,488.30
                     Interest Collections recieved during the Collection Period                         1,325,259.94
                     Additional Draw Amount                                                               112,949.77

Sec. 4.01(iii)       Floating Allocation Percentage                                                       85.976404%
                     Fixed Allocation Percentage                                                          98.000000%

Sec. 4.01(iv)        Investor Certificate Interest Collections                                          1,079,074.63
Sec. 4.01(v)         Investor Certificate Principal Collections                                         5,534,538.53

Sec. 4.01(vi)        Seller Interest Collections                                                          176,007.67
                     Seller Principal Collections                                                         112,949.77

Sec. 4.01(xi)        Accelerated Principal Distribution Amount                                                 10.58
                     Accelerated Principal Distribution Amount Actually Distributed                            10.58

Sec. 4.01(xiii)      Amount Required to be Paid by Seller                                                       0.00
                     Amount Required to be Paid by Servicer                                                     0.00

Sec. 4.01(xiv)       Servicing Fee                                                                         70,177.64
                     Accrued and Unpaid Servicing Fees                                                          0.00

Sec. 4.01(xv)        Liquidation Loss Amounts (Net of Charge Off Amounts)                                       0.00
                     Charge Off Amounts                                                                         0.00
                     Charge Off Amounts allocable to Investor Certificateholders                                0.00

Sec. 4.01(xvi)       Pool Balance as of end of preceding Collection Period                            168,426,342.14
                     Pool Balance as of end of second preceding Collection Period                     170,850,618.27


                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                  March 15 2000

Sec. 4.01(xvii)      Invested Amount                                                                  139,272,363.93


Sec. 4.01(xxi)       Has a Rapid Amortization Event Ocurred?                                                      NO

Sec. 4.01(xxii)      Has an Event of Default Ocurred?                                                             NO

Sec. 4.01(xxiii)     Amount Distributed to Credit Enhancer per 5.01(a)(1)                                   7,434.00
                     Amount Distributed to Credit Enhancer per 5.01(a)(6)                                       0.00
                     Unreimbursed Amounts Due to Credit Enhancer                                                0.00

Sec. 4.01(xxiv)      Guaranteed Principal Distribution Amount                                                   0.00

Sec. 4.01(xxv)       Credit Enhancement Draw Amount                                                             0.00

Sec. 4.01(xxvi)      Amount Distributed to Seller per 5.01(a)(10)                                         529,975.43

Sec. 4.01(xxvii)     Maximum Rate                                                                            8.7820%
                     Weighted Average Net Loan Rate                                                          8.7820%


                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                 March 15 2000

Sec. 4.01(xxviii)    Minimum Seller Interest                                                          3,317,769.90

Sec. 4.01(xxix)      Required Servicer Advance                                                                0.00
                     Unreimbursed Required Servicer Advance                                                   0.00
                     Required Servicer Advance Reimbursement                                                  0.00

Sec. 4.01(xxx)       Spread Account Requirement                                                       1,968,513.55
                     Amount on deposit in the Spread Account                                          1,968,513.55
                     Spread Account Deposit                                                               9,371.56
                     Spread Account Withdrawal                                                          162,640.82


                                               Delinquencies
                           Group 1
                                                                     Principal
                           Period                Number                Balance              Percentage
                          31-60 days              45                1,719,893.07               1.04 %
                          61-90 days              11                  317,296.08                .19 %
                          91-120 days              3                   61,869.92                .04 %
                          121+days                17                  578,929.37                .35 %
                           Total                  76.00             2,677,988.44               1.62 %


                                               Loans in Foreclosure
                           Group 1
                                                Principal
                           Number                Balance                Percentage
                            .00                   .00                      .00 %

                                               Loans in REO

                                  (C)COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                  March 15 2000

                           Group 1
                                                Principal
                           Number                Balance                Percentage
                            .00                   .00                      .00 %

                           REO PROPERTY
                           DATE BE-              LOAN                  PRINCIPAL
                           COME  REO             NUMBER                BALANCE